UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2012

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

During the first quarter of 2012, IAC/InterActiveCorp (the “Company” or the “Registrant”) realigned its reportable segments.  The Company has created a new segment called “Local” that includes ServiceMagic, which was previously reported as its own separate segment, and CityGrid Media, which has been moved from the Search segment.  In addition, DailyBurn has been moved from the Search segment to the Media & Other segment and Pronto has been moved from the Media & Other segment to the Search segment.  There have been no changes to the Match segment.  Attached and incorporated herein by reference as Exhibit 99.1 is certain financial information of the Company reflecting the changes in the Company’s reportable segments.  This supplemental financial information is being furnished by the Registrant pursuant to Regulation FD.  The information set forth in Exhibit 99.1 refers to a non-GAAP measure within the meaning of Regulation G.  Additional information regarding this non-GAAP measure can be found in the Registrant’s public filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Supplemental financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Senior Vice President,
General Counsel and Secretary

Date: April 6, 2012